                               EXHIBIT (8)(h)(2)

                 AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

                                  (FIDELITY)

                       PARTICIPATION AGREEMENT ADDENDUM

                                  SCHEDULE A
                                   Accounts


                         Effective Date:  July 1, 2001

This Schedule shall be effective as of the date listed above, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company.

------------------------------------------------------------------------------------------------
                                                                     Date of Resolutions of
                                                                      Company's Board which
       Name of Contracts                 Name of Accounts            established the Accounts
------------------------------------------------------------------------------------------------
     Fidelity Income Plus               Fidelity Variable             August 24, 1979 (by an
 Individual Variable Annuity             Annuity Account              affiliate subsequently
           Contracts                                                  acquired by the Company)
------------------------------------------------------------------------------------------------

    Transamerica Landmark
 Individual and Group Variable         Separate Account VA B             January 19, 1990
        Annuity Contracts
------------------------------------------------------------------------------------------------

     Transamerica Freedom
 Individual and Group Variable         Separate Account VA B             January 19, 1990
        Annuity Contracts
------------------------------------------------------------------------------------------------

  Retirement Income Builder               Retirement Builder
 Individual Variable Annuity           Variable Annuity Account           March 29, 1996
        Contracts
------------------------------------------------------------------------------------------------

  Immediate Income Builder                Retirement Builder
  Variable Annuity Contracts           Variable Annuity Account           March 29, 1996
------------------------------------------------------------------------------------------------

 Portfolio Select Individual              Retirement Builder
  Variable Annuity Contracts           Variable Annuity Account           March 29, 1996
------------------------------------------------------------------------------------------------

Retirement Income Builder II              Retirement Builder
   Individual Variable                 Variable Annuity Account           March 29, 1996
    Annuity Contracts
------------------------------------------------------------------------------------------------

    Transamerica Extra                 Separate Account VA C              February 20, 1997
   Individual and Group
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
    Transamerica Access                Separate Account VA D             February 20, 1997
   Individual and Group
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------

 Privilege Select Individual           Separate Account VA E             February 20, 1997
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------

 Premier Asset Builder                 Separate Account VA F               May 15, 2000
 Individual Variable
  Annuity Contracts
------------------------------------------------------------------------------------------------

  Immediate Income Builder II          Separate Account VA J               May 15, 2000
 Individual Variable Immediate
      Annuity Contracts
------------------------------------------------------------------------------------------------

         Advantage V                  PFL Corporate Account One            August 10, 1998
------------------------------------------------------------------------------------------------

         PFL Variable                 PFL Variable Life Account A            July 1, 1999
     Universal Life Policy
------------------------------------------------------------------------------------------------

 Legacy Builder Plus Variable               Legacy Builder                November 20, 1998
    Universal Life Policy                  Separate Account
------------------------------------------------------------------------------------------------


In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company          Variable Insurance Products Fund

By:    /s/ Larry N. Norman                   By:    /s/ Robert Dwight
      -------------------------                     ----------------------

       Larry N. Norman                              Bob Dwight
       ------------------------                     ----------------------

Title: President                             Title: Treasurer
       ------------------------                     ----------------------


Fidelity Distributors Corporation            Variable Insurance Products Fund II

By:    /s/ Mike Kellogg                      By:    /s/ Robert Dwight
       ------------------------                     ----------------------

       Mike Kellogg                                 Bob Dwight
       ------------------------                     ----------------------

Title: Executive Vice President              Title: Treasurer
       ------------------------                     ----------------------